UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 4, 2016

AUXILIO, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-27507	88-0350448
(Commission File Number)	(I.R.S. Employer Identification No.)

27271 Las Ramblas, Suite 200
Mission Viejo, California  92691
(Address of principal executive offices)

(949) 614-0700
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
Item 8.01 Other Events.

On May 4, 2016, Auxilio, Inc. (the "Company") announced that the Company's Board of Directors approved a program (the "Repurchase Program") to repurchase up to $1 Million of the Company's common stock.  The Company anticipates that the Repurchase Program will be operative for up to three years, and is subject to the Company's blackout periods.  The Company may repurchase its common stock from time to time in amounts and at prices the Company deems appropriate, in the discretion of the Company's management, and subject to market conditions, applicable securities laws, including Rule 10b-18 promulgated under the Securities Exchange Act of 1934, as amended, and other factors. The Company's repurchase may be executed either in the open market, block transactions, or through privately negotiated transactions.

The Company anticipates that repurchases made under the Repurchase Program will be funded from available cash, available borrowings, or other capital markets sources. The Repurchase Program may be modified, extended, or terminated by the Company's Board of Directors at any time without prior notice. The Company will report its repurchases in its periodic reports as required by the rules of the U.S. Securities and Exchange Commission.

The information provided in this Item 7.01 shall be deemed to be "furnished," and not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, pursuant to Instruction B.2 of Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number Description

99.1 Press release of Auxilio, Inc. dated May 4, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIO, INC.

Date:	May 4, 2016
By:	/s/ Paul T. Anthony
Name:	Paul T. Anthony
Title:	Chief Financial Officer